SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: September 10, 2007

ATLANTIS BUSINESS DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Nevada	0-16286	95-4082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6302 Mesedge Drive
Colorado Springs, CO 80919
(Address of principal executive offices)

Registrant's telephone number, including area code: 719-598-2469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events

The Company held a special meeting of shareholders on September 10, 2007. Of the 299,052 issued and outstanding shares of the Company's common stock, 187,033 were present or voted their shares by proxy. A quorum having been met, the following items were voted upon and passed:

1. The following directors were elected to serve until the next annual meeting:
Director	For	Against	Abstain
Tim DeHerrera	185,771	924	338
Gerald Jacoby	186,606	83	344
Frederick Ganem	186,606	83	344

2. Bagell, Josephs, Levine & Company, LLC was appointed as the Company's independent auditors for the coming year. Shares voted in favor: 187,025; shares voted against: 4; shares abstained: 4.

3. The Board of Directors recommendation to withdraw the Company's election to be treated as a business development company was approved. Shares voted in favor: 185,570; shares voted against: 339; shares abstained: 1,124.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

September 19, 2007
Date                                                                         Tim DeHerrera